Exhibit 8.1

Country of
Name of Company	Incorporation and Operation	Shareholding	Principal Activities
Shenzhen Mindray Bio-Medical Electronics Co., Ltd.	PRC	MR Investments (HK) Limited: 88.918828% MR Holdings (HK) Limited: 11.081086% Non-controlling interest:0.000087%*	Manufacturing and sales of medical equipment, research and development of related products and investment holding

Shenzhen Mindray Investment & Development Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:1%	Investment holding

Nanjing Mindray Bio-Medical Electronics Co., Ltd.	PRC	MR Holdings (HK) Limited:100%	Manufacturing and sales of medical equipment, research and development of related products and investment holding

Mindray (Nanjing) Bio-Technology Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Shen Mindray (Beijing) Medical Technology Co., Ltd: 0.1%	Manufacturing and sales of medical equipment

Shenzhen Mindray Software Technology Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:80% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:20%	Development and sale of software applications

Shen Mindray (Beijing) Medical Technology Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:100%	Research and development of medical equipment and related products

Xi’an Shen Mindray Medical Electronics Technology Research Institute Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:0.1%	Research and development of medical equipment and related products

Chengdu Shen Mindray Medical Electronics Technology Research Institute Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Nanjing Mindray Bio-Medical Electronics Co., Ltd.:0.1%	Research and development of medical equipment and related products

Shanghai Medical Optical Instruments Factory Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:100%	Manufacturing and sales of medical equipment and research and development of related products

Beijing Shen Mindray Medical Electronics Technology Research Institute Co., Ltd.	PRC	Shenzhen Mindray Bio-Medical Electronics Co., Ltd.:99.9% Non-controlling interest:0.1%*	Research and development of medical equipment and related products

Zhejiang Greenlander Information Technology Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:60.01% Non-controlling interest:39.99%*	Development and sale of software applications

Hangzhou Optcla Medical Instrument Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:85% Non-controlling interest:15%*	Manufacturing and sales of medical equipment and research and development of related products

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Shenzhen Shenke Medical Instrument Technical Development Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Suzhou Hyssen Electronic Technology Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Hunan Changsha Tiandiren Biotech Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Wuhan Dragonbio Surgical Implant Co., Ltd	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Beijing Precil Instrument Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%*	Manufacturing and sales of medical equipment and research and development of related products

Shanghai Long Island Biotec. Co., Ltd.	PRC	Shenzhen Mindray Investment & Development Co., Ltd.:51% Non-controlling interest:49%	Manufacturing and sales of medical equipment and research and development of related products

MR Holdings (HK) Limited	Hong Kong	Mindray Medical International Limited :100%	Investment holding

MR Investments (HK) Limited	Hong Kong	Mindray Medical International Limited :100%	Sales and marketing of medical equipment and investment holding

Mindray Global Limited	BVI	Mindray Medical International Limited :100%	Investment holding

Mindray Research and Development Limited	BVI	Mindray Medical International Limited :100%	Investment holding

Surgical Global Limited	BVI	Mindray Medical International Limited :100%	Dormant

MR Surgical Investments Limited	BVI	Mindray Medical International Limited :100%	Dormant

MR Surgical International Limited	Cayman Islands	Mindray Medical International Limited :100%	Dormant

Mindray Investments Singapore Pte. Ltd.	Singapore	Mindray Global Limited:100%	Investment holding

Mindray DS USA Inc.	United States	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment and research and development of related products

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ZONARE Medical Systems, Inc.	United States	Mindray Medical Netherlands B.V.:100%	Manufacturing and sales of medical equipment and research and development of related products

Zenith Medical Systems Canada Ltd.	Canada	ZONARE Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Zenith Medical Systems Brazil	Brazil	ZONARE Medical Systems, Inc:99.999% Zenith Medical Systems Canada Ltd.:0.001%	Sales and marketing of medical equipment

Zenith Medical Systems UK Ltd.	United Kingdom	ZONARE Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Zenith Medicinska Systems, AB	Sweden	ZONARE Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Zenith Medical Systems, GMBH	Germany	ZONARE Medical Systems, Inc.:100%	Sales and marketing of medical equipment

Mindray Medical Canada Limited	Canada	Mindray Global Limited:100%	Marketing of medical equipment

Mindray Medical Sweden AB	Sweden	Mindray Medical Netherlands B.V.:100%	Sales of medical equipment and research and development of related products

Mindray (UK) Limited	United Kingdom	Mindray Medical International Limited :100%	Sales and marketing of medical equipment and investment holding

Mindray Medical France SARL	France	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment and investment holding

Facai Immobilier	France	Mindray Medical France SARL:99.99% Mindray Medical Netherlands B.V.:0.01%	Property holding

Mindray Medical Germany GmbH	Germany	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Italy S.r.l.	Italy	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Netherlands B.V.	The Netherlands	MR Investments (HK) Limited:100%	Sales and marketing of medical equipment and investment holding

Mindray Medical Espana S.L.	Spain	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

Mindray Medical Mexico S de R.L. de C.V.	Mexico	MR Holdings (HK) Limited: 0.01% MR Investments (HK) Limited: 99.99%	Sales and marketing of medical equipment

Mindray - Distribution and Commercialization of Medical Equipment Brazil Ltda.	Brazil	MR Investments (HK) Limited:99.97% MR Holdings (HK) Limited:0.03%	Sales and marketing of medical equipment

Mindray Medical Colombia S.A.S	Colombia	Mindray Medical Netherlands B.V.:100%	Sales and marketing of medical equipment

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Mindray Medical Rus Limited	Russia	MR Investments (HK) Limited:99.99% MR Holdings (HK) Limited:0.01%	Sales and marketing of medical equipment

Mindray Medical India Private Limited	India	MR Investments (HK) Limited:79.5% Mindray Global Limited:20.3% Mindray Research and Development Limited:0.2%	Sales and marketing of medical equipment

PT Mindray Medical Indonesia	Indonesia	Mindray Investments Singapore Pte. Ltd.:99% MR Holdings (HK) Limited:1%	Sales and marketing of medical equipment

Mindray Medical Thailand Limited	Thailand	MR Investments (HK) Limited:98% MR Holdings (HK) Limited:1% Mindray Global Limited:1%	Sales and marketing of medical equipment

Mindray Medical Vietnam Company Limited	Vietnam	MR Investments (HK) Limited:100%	Sales and marketing of medical equipment

Mindray Medical Technology Istanbul Limited Liability Company	Turkey	Mindray Medical Netherlands B.V.:99.999% Mindray Investments Singapore Pte. Ltd.:0.001%	Sales and marketing of medical equipment

Mindray Medical Egypt Limited	Egypt	Mindray Medical Netherlands B.V.:99.999% Mindray Investments Singapore Pte. Ltd.:0.001%	Marketing of medical equipment

Mindray Medical (M) Sdn.Bhd.	Malaysia	MR Investments (HK) Limited:100%	Marketing of medical equipment

Mindray Medical Peru, SAC	Peru	Mindray Medical Netherlands B.V.:90% Mindray (UK) Limited :10%	Marketing of medical equipment

Mindray Bio-Medical Electronics Nigeria Limited	Nigeria	Mindray Medical Netherlands B.V.:99% Mindray (UK) Limited :1%	Marketing of medical equipment

Mindray Bio-Medical Venezuela C.A.	Venezuela	Mindray Medical Netherlands B.V.:100%	Marketing of medical equipment

Mindray Medical Panama S.DE R.L.	Panama	Mindray Medical Netherlands B.V.:99.999% MR Investments (HK) Limited:0.001%	Marketing of medical equipment

Mindray Medical Australia (Holdings) Pty Ltd.	Australia	MR Investments (HK) Limited:100%	Investment holding

Mindray Medical Australia Pty Ltd.	Australia	Mindray Medical Australia (Holdings) Pty Ltd.:100%	Sales and marketing of medical equipment

Mindray Medical Korea Co., Ltd.	Republic of Korea	MR Investments (HK) Limited:100%	Marketing of medical equipment

Mindray Medical Poland sp. Z o.o.	Poland	Mindray Medical Netherlands B.V.:1% Mindray (UK) Limited :99%	Marketing of medical equipment

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Mindray Medical Kenya Limited	Kenya	Mindray Medical Netherlands B.V.:99.99% Mindray (UK) Limited :0.01%	Marketing of medical equipment

Mindray Argentina S.R.L.	Argentina	Mindray Medical Netherlands B.V.:98% Mindray (UK) Limited :2%	Marketing of medical equipment

Mindray Medical South Africa (Pty) Ltd	South Africa	Mindray Medical Netherlands B.V.:100%	Marketing of medical equipment

Mindray Medical Philippines Inc.	Philippines	MR Investments (HK) Limited:100%	Marketing of medical equipment

*	Non-controlling interest is held by independent third parties.

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